LIMITED POWER OF ATTORNEY



     Thomas  F.  Dunlap  hereby  makes and  appoints  Dennis  E.  Bunday,  Chief
Financial Officer of Williams Controls, Inc., to act as his true and lawful attorney, for himself, and in his name, place and stead, to sign on his behalf any and all reports to be filed with the U.S. Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

         /s/ THOMAS F. DUNLAP
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         Thomas F. Dunlap